EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 07/27/07
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-8.13%	-4.70%	1.18%
Class B Units	-8.14%	-4.76%	0.68%
* Subject to independent verification

      COMMENTARY FOR THE WEEK ENDED JULY 27, 2007

The Grant Park Futures Fund sustained significant trading losses in all sectors during the past week as the volatile sell-off in equities reverberated throughout financial markets.  Positions in the currencies, interest rates, stock indices and metals were responsible for the bulk of losses.

Short currency positions were dealt losses as the Japanese yen rallied against virtually all of its trading partners; the yen shot higher as traders unwound the carry trade in which they had initially borrowed yen at low rates in order to invest in assets denominated in higher yielding currencies.  The U.S. dollar, euro and New Zealand dollar all fell relative to the yen as analysts suggested that investors moved to cover profitable positions in order to compensate for losses incurred from the dramatic sell-off in the equity markets.  The New Zealand dollar also weakened against the U.S. dollar, adding to losses.

Short positions in the interest rate market posted losses as prices for fixed income instruments rallied after investors sought protection from the volatility of the equities markets.  Positions in the foreign markets were hardest hit as prices for Euro bunds and LIFFE Euribor closed higher. Analysts suggested that the weakness in stocks and corporate debt markets was the main driver of fixed income prices by week’s end.

Long positions in the stock indices sustained losses as investor worries concerning the condition of the U.S. sub-prime mortgage market triggered a massive liquidation of share positions.  The S&P Composite Index and Nasadaq-100 both lost more than 4% during the week after concerns over corporate exposure to the sub-prime sector of the real estate market caused investors to sell stocks and corporate bonds.  Foreign markets also closed lower, adding to losses.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, long positions in the metals sector lost ground as prices for base and precious metals weakened substantially by Friday’s close.  Gold settled a little more than $24 lower, closing at $660.10 per ounce as analysts suggested that investors liquidated profitable positions to cover equity trading losses. Nickel and copper prices also fell, adding to losses.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com